Exhibit 99.2

Diplomat’s Acquisition of LDI Integrated Pharmacy Services Nov. 15, 2017

Proprietary and Confidential of Diplomat Pharmacy Inc. DISCLAIMERS

A COMPELLING COMBINATION LDI supports Diplomat’s long-term strategic priorities: Proprietary and Confidential of Diplomat Pharmacy Inc. Enables our payor partners to more effectively manage pharmacy cost trends Pharmacy benefit management is a natural extension of our core capabilities Addresses needs of growing middle-market segments Creates new earnings stream and further diversifies our business Combined companies accelerate our growth We believe this combination enables us to better support emerging trends in health care.

# LDI TRANSACTION SUMMARY

| | |
|---|---|
| **Target** | • LDI Integrated Pharmacy Services ("LDI")<br>• Full-service PBM with 2017E revenue of $388 million and 2017E adjusted EBITDA of $41 million |
| **Purchase Price** | • $595 million gross purchase price<br>  - Represents ~14.5x on gross purchase price<br>• $540 million adjusted purchase price<br>  - ~$94 million tax shield (NPV ~$55 million)<br>  - Represents ~13.2x post tax shield benefit<br>• $4-6 million of synergies in Year 1<br>  - Represents ~11.7x post synergies and post tax shield |
| **Consideration** | • $515 million in cash<br>  - Committed cash financing from a new $795 million credit facility provided by JPMorgan and Capital One<br>• ~$80 million in common stock, representing ~4.15 million shares<br>• Pro forma total leverage of ~4.6x LTM adjusted 2017 EBITDA; Expected to be between 2.0x-3.0x by mid 2019<br>• Expected to be accretive to adjusted EPS in 2018 |
| **Anticipated Closing** | • Expected to close in 30–60 days<br>• Subject to regulatory approval and other customary closing conditions |

Proprietary and Confidential of Diplomat Pharmacy Inc. 4

LDI VALUE PROPOSITION Proprietary and Confidential of Diplomat Pharmacy Inc. 1 Leading full-service middle-market PBM with 380,000 member lives 2 Founded and run by pharmacists since 1967 (recapitalized by Nautic Partners in 2016) 3 Dedicated book of commercial business primarily focused on self-funded employers and unions 4 Highly-diversified base of 300-plus clients, with no single client representing >4% of gross profits 5 Long track record of high client retention and robust financial growth 6 Full-service mail-order pharmacy, retail network, and specialty pharmacy 7 Seasoned management team with decades of PBM industry experience

STRONG RATIONALE FOR DIPLOMAT TO EXPAND IN THE PBM SECTOR Allows Diplomat to expand its specialty product offering using PBM levers Well-positioned with multiple service lines for evolving market needs in the middle-market space Strengthens Diplomat’s financial profile and substantially diversifies Diplomat’s EBITDA LDI and NPS combine to create a robust full-service middle-market PBM offering Complementary products, services, and solutions offer full platform for future scale and growth Well-defined integration strategy with early synergies Proprietary and Confidential of Diplomat Pharmacy Inc. Expanded capabilities accelerate growth and drive shareholder value.

LARGE AND GROWING MARKET OPPORTUNITY Proprietary and Confidential of Diplomat Pharmacy Inc. Source IGS $20B market opportunity in SME segment alone

DIFFERENTIATED TOTAL PHARMACY SOLUTION Specialty Pharmacy Full-Service PBM Cost-constant capability aligned with broader PBM theme Access to rebates and retail network PBM / specialty pharmacy cross-sell opportunities Specialty Infusion Expertise across broad range of specialty therapeutic categories Specialty infusion market has significant projected growth and higher margins Manufacturer Services Proven track record as a partner of choice for biotechnology and pharmaceutical manufacturers Superior services driven by unique clinical expertise Aligned Scaled High-Growth / Margin Diversified Access to 100+ LDDs High-touch, high-services solution in growth category Payor partnerships Proprietary and Confidential of Diplomat Pharmacy Inc.

STRONG TRACK RECORD OF GROWTH Proprietary and Confidential of Diplomat Pharmacy Inc. Revenue ($M) $296 $338 2015A 2016A ~$388 2017E CAGR +15% Member Lives (000s) $311 $366 2015A 2016A ~$388 2017E CAGR ~11% Adj. Scripts (millions) 3.5M 4.0M 2015A 2016A ~4.4M 2017E CAGR ~12% Adj. EBITDA ($M) $19 $26 2015A 2016A $41 2017E CAGR +47%

DIPLOMAT, NPS, AND LDI GENERATE REAL AND IMMEDIATE COST AND SALES SYNERGIES Near-term cost synergies YR 1 $4–6M 3 YR COMBINED $20–25M Substantial long-term revenue synergies Proprietary and Confidential of Diplomat Pharmacy Inc. NPS proprietary claims-processing platform will reduce ongoing processing fees Cross-leverage existing infrastructure to improve efficiencies Drug-purchasing efficiencies Increased access to LD drugs carried by Diplomat for immediate revenue increase Diplomat improved ability to deliver new integrated care model Specialty, mail-order, retail, and PBM services offer plan members more options Complementary service offerings of the combined business will help drive both specialty pharmacy and PBM customer wins

Scaled asset in middle market Serving all key customer types +855k lives 700+ customers Bringing best-in-class specialty pharmacy capabilities to underserved market Attractive partnership approach to manage formulary and drug costs High-touch/high-service DNA consistent with Diplomat Differentiated clinically, leveraging proprietary technology platform PBM PLATFORM WITH FULL SUITE OF CAPABILITIES Self-Funded Employers / Unions Medicare Part D / Managed Medicaid Workers’ Comp Transparent Pricing Traditional Pricing Owned Adjudication Platform Comprehensive/Competitive Network Direct Manufacturer Rebates High-Touch Services CUSTOMER EXPERIENCE KEY CAPABILITIES/ BUSINESS MODEL EXPERTISE LDI NPS DPLO’s PBM Capabilities Proprietary and Confidential of Diplomat Pharmacy Inc.

COMBINED NEW DIPLOMAT FINANCIAL SUMMARY Diplomat’s New PBM Deal Value $47M $540M1 $587M1 2017E Revenue $32M $388M $420M 2017E Adjusted EBITDA $5M $41M $46M Deal Multiple / Post Synergies2 9.4x 13.23x/11.74x 12.83x/11.54x Proprietary and Confidential of Diplomat Pharmacy Inc. Adjusted purchase price for present value of tax shield Assuming $5 million synergy Year 4 Multiple at adjusted price (includes tax shield) Multiple at adjusted price with synergy and present value of tax shield Mid-point of Diplomat 2017 guidance Summary Transaction Value For NPS and LDI Combined Pro Forma 2017E (excludes synergies) New Diplomat Revenues $4.5B5 $32M $388M $4.9B Adjusted EBITDA $100.5M5 $5M $41M $146.5M